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                                                                   Exhibit 10.65

                          SOFTWARE ASSIGNMENT AGREEMENT

     This Software Assignment Agreement (the "Agreement") is entered into as of May 5, 2004 between the following two parties.

The Assignor:    Beijing Palmsky Technology Co., Ltd.
Legal Address:   Rm.1207, Hai Tai Building, 229 Beisihuan Zhonglu, Haidian
                 District, Beijing

The Assignee:    Hurray! Times Communications (Beijing) Ltd.
Legal Address:   Room B 07, Tong Heng Plaza, No.4 Huanyuan Road, Haidian
                 District, Beijing

     WHEREAS, the Assignor, a limited liability company registered in Beijing under the laws of the People's Republic of China (the "PRC"), owns the software as defined in Appendix 1 (the "Software").

     WHEREAS, the Assignee is a wholly foreign-owned enterprise registered under the laws of the PRC in Beijing;

     WHEREAS, the Assignor agrees to assign the Software to the Assignee and the Assignee agrees to accept the assignment of the Software.

     NOW, THEREFORE, the parties hereto agree as follows:

1.   Transfer of Software

     The Assignor agrees to change the registered owner of the Software into the Assignee and the Assignee agrees to accept the change of the registered owner of the Software. The Assignee shall pay the Assignor an amount of RMB1000 for the Software transferred hereunder.

2.   Registration Fees

     The registration for the change of the registered owner of the Software shall be undertaken by the Assignor and the Assignor shall bear the registration fees incurred hereby.

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3.   Representations and Warranties

     3.1  The Assignor hereby represents and warrants as follows:

          3.1.1 the Assignor is a limited liability company duly registered and validly existing under the laws of the PRC.

          3.1.2 the Assignor has the exclusive ownership of the Software and no rights or equity of any third party is prejudiced due to the use of the Software. There is no litigation or any other disputes arising from or relating to the Software.

          3.1.3 the Assignor, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all consents and approvals of any other third party and government agency necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts.

          3.1.4 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignor enforceable against it in accordance with its terms upon its execution.

          3.1.5 the Assignor will not engage in any action that will be of detriment to the validity of the Software after the completion of the assignment.

     3.2  The Assignee hereby represents and warrants as follows:

          3.2.1 The Assignee is a company duly registered and validly existing under the laws of the PRC.

          3.2.2 The Assignee, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all consents and approvals of any other third party and governmental agency necessary to execute and perform this Agreement, which shall not conflict with any enforceable and effective laws or contracts.

          3.2.3 Once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignee enforceable against it in accordance with its terms upon its execution.

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4.   Effective Date and Term

     This Agreement has been duly executed by the parties' authorized representatives as of the date first set forth above and shall be effective simultaneously.

5.   Settlement of Disputes

     The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation within 30 days after one party asks for consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

6.   Applicable Law

     The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

7.   Amendment and Supplement

     Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

8.   Severability

     Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

9.   Appendices

     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

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10.  Others

          This Agreement is executed in Chinese in two copies.

     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

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     Software Assignment Agreement

     (No Text on This Page)


By: /s/ Wei Hongbin
    ------------------------------
The Assignor: Beijing Palmsky Technology Co., Ltd.

Representative: Wei Hongbin


By: /s/ Xiang Songzuo
    ------------------------------
The Assignee: Hurray! Times Communications (Beijing) Ltd.

Representative: Xiang Songzuo

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                                   Appendix 1

                         Software Copyright Certificates

Unlimited Sky Game Software V1.0

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